StepStone Group Reports Fourth Quarter and Fiscal Year 2021 Results
NEW YORK, June 15, 2021 (GLOBE NEWSWIRE) -- StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the fourth quarter and fiscal year ended March 31, 2021. The Board of Directors of the Company has declared a quarterly cash dividend of $0.07 per share of Class A common stock, payable on July 15, 2021, to the holders of record as of the close of business on June 30, 2021.
StepStone issued a full detailed presentation of its fourth quarter and fiscal year 2021 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Tuesday, June 15, 2021 at 5:00 pm ET to discuss the Company’s results for the fourth quarter and fiscal year ended March 31, 2021. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through June 29, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13719789. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of March 31, 2021, StepStone oversaw approximately $427 billion of private markets allocations, including $86 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future, plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus dated March 18, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 19, 2021, and in our annual report on Form 10-K to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts
Shareholder Relations:
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Fiscal Year 2021 Fourth Quarter and Full Year Earnings Presentation JUNE 2021

2STEPSTONE GROUP Today’s Presenters Scott Hart Co-CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

GAAP Consolidated Income Statements

GAAP net income was $151.2 million for the quarter and $314.6 million year-to-date. GAAP net income attributable to StepStone Group Inc. was $37.8 million (or $1.22 per share) for the quarter and $62.6 million (or $2.06 per share) year-to-date since IPO in September 2020

($ in thousands, except per share amounts)

	Quarter			Full Year		
	Mar '20	Mar '21	% Fav / Unfav	Mar '20	Mar '21	% Fav / Unfav
Revenues						
Management and advisory fees, net	$ 64,179	$ 76,217	19%	$ 235,205	$ 285,462	21%
Performance fees:						
Incentive fees	784	376	-52%	3,410	5,474	61%
Carried interest allocation:						
Realized allocation	2,637	24,696	837%	46,177	62,953	36%
Unrealized allocation	76,345	257,777	238%	161,819	433,827	168%
Total carried interest allocation	78,982	282,473	258%	207,996	496,780	139%
Total revenues	**143,945**	**359,066**	**149%**	**446,611**	**787,716**	**76%**
Expenses						
Compensation and benefits:						
Cash-based compensation	35,947	43,265	-20%	130,730	157,123	-20%
Equity-based compensation	483	3,258	-575%	1,915	7,899	-312%
Performance fee-related compensation:						
Realized	2,376	12,580	-429%	26,958	30,532	-13%
Unrealized	39,149	132,021	-237%	82,701	215,508	-161%
Total performance fee-related compensation	41,525	144,601	-248%	109,659	246,040	-124%
Total compensation and benefits	77,955	191,124	-145%	242,304	411,062	-70%
General, administrative and other	14,378	13,998	3%	52,363	48,485	7%
Total expenses	**92,333**	**205,122**	**-122%**	**294,667**	**459,547**	**-56%**
Other income (expense)						
Investment income	3,015	9,899	228%	6,926	16,407	137%
Interest income	297	71	-76%	1,436	413	-71%
Interest expense	(2,464)	(7)	100%	(10,211)	(7,360)	28%
Other income (loss)	(997)	(1,041)	-4%	(1,355)	220	na
Total other income (expense)	(149)	8,922	na	(3,204)	9,680	na
Income before income tax	**51,463**	**162,866**	**216%**	**148,740**	**337,849**	**127%**
Income tax expense	1,281	11,671	-811%	3,955	23,256	-488%
Net income	**50,182**	**151,195**	**201%**	**144,785**	**314,593**	**117%**
Less: Net income attributable to non-controlling interests in subsidiaries	3,213	4,542	-41%	12,869	23,176	-80%
Less: Net income attributable to non-controlling interests in the Partnership	46,969	108,807	-132%	131,916	228,783	-73%
Net income attributable to StepStone Group Inc.	$ -	$ 37,846	na	$ -	$ 62,634	na
Earnings per share of Class A common stock – Basic		$ 1.25			$ 2.11	
Earnings per share of Class A common stock – Diluted		$ 1.22			$ 2.06	

Note: Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

STEPSTONE GROUP 3

StepStone Occupies a Critical Position within the GP & LP Ecosystem

Global Private Markets

Primaries | Secondaries | Co-investments

Over $50B in annual private markets capital allocations[1]

Clients

- Corporations
- Endowments/Foundations
- Family Offices
- Private Wealth/Defined Contribution Plans
- Insurance Companies
- Pension Funds
- Sovereign Wealth Funds


Asset management
Advisory and data services
Portfolio analytics and reporting

Fund Managers

- Private Equity
- Infrastructure
- Private Debt
- Real Estate

Reviewed over 3,200 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2020.
[2] Data reflecting the year ended March 31, 2021.

STEPSTONE GROUP 4

StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$427B	$86B	$52B	$50B+	571
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals


PRIVATE EQUITY
REAL ESTATE
PRIVATE DEBT
INFRASTRUCTURE

Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 19 offices in 13 countries across 5 continents

Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team

Over 200 investment professionals and more than 365 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of March 31, 2021. All dollars are USD.

[1] $427 billion includes $86 billion in assets under management and $340 billion in assets under advisement. Reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2020. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 5

Fiscal 4Q and Full Year 2021 Overview

STEPSTONE
inside private markets

KEY BUSINESS DRIVERS

	FQ4'21	FQ3'21	FQ4'20	vs. FQ3'21	vs. FQ4'20
Assets under management ("AUM")	$86.4 B	$80.5 B	$67.2 B	7%	29%
Fee-Earning AUM ("FEAUM")	52.0 B	46.6 B	41.2 B	12%	26%
Undeployed fee-earning capital	14.0 B	17.4 B	14.4 B	-20%	-3%
Gross accrued carry	896.5 M	636.9 M	460.8 M	41%	95%

FINANCIAL HIGHLIGHTS

($M, except per share data)	FQ4'21	FQ4'20	vs. FQ4'20	FY'2021	FY'2020	vs. FY'2020
Adjusted revenues	$101.3	$67.6	50%	$358.6	$285.6	26%
Management and advisory fees, net	$76.2	$64.2	19%	$285.5	$235.2	21%
Fee-related earnings ("FRE")	$21.0	$15.2	38%	$89.5	$61.6	45%
Fee-related earnings margin	28%	24%		31%	26%	
Adjusted Net Income ("ANI")[1]	$24.6	$8.5	191%	$85.4	$50.1	70%
ANI per share[2]	$0.25	$0.09	178%	$0.87	$0.51	71%

BUSINESS UPDATE

- Declared a dividend of $0.07 per share of Class A common stock, payable on July 15, 2021 to record holders of Class A common stock at the close of business on June 30, 2021
- Raised over $2 billion of new SMA[3] capital in 4Q'21 and over $11 billion for the full fiscal year
- Additional closings for StepStone Tactical Growth Fund III ("STGF III") and Senior Corporate Lending Fund II ("SCL II"), both currently in market; Raised approximately $2 billion of commingled funds for the full fiscal year
- Conversus StepStone Private Markets ("CPRIM") achieved a NAV of over $135 million and posted a 43% net return in eight months since inception as of June 1, 2021
- Appointed Valerie Brown to the Board, enhancing the Board's independent directors and adding expertise in wealth management and private wealth product distribution

[1] ANI for F4Q'21 includes an adjustment reflecting the decrease in the blended statutory rate from 25.0% to 22.6% for the full year due to updates in our state apportionment based on our most recently filed tax returns and is our best estimate of our blended statutory tax rate moving forward.
[2] ANI per share for F4Q'21 increased $0.03 due to the lower tax rate adjustment.
[3] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 6

OVERVIEW

Robust Growth Profile Since Inception

TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)



Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21

Note: Fiscal 2017-2020 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion and $2.4 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion and $92.5 billion of AUA in calendar year 2010, 2012, 2013, 2016 and 2018, respectively. As of March 31, 2021, approximately $1.0 billion, $0.4 billion, $0.1 billion, $2.8 billion and $2.1 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion and $94.1 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016 and 2018, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 8

9STEPSTONE GROUP Strategic Priorities CONTINUE TO GROW WITH EXISTING CLIENTS LEVERAGE SCALE TO ENHANCE OPERATING MARGINS ADD NEW CLIENTS GLOBALLY MONETIZE DATA AND ANALYTICS CAPABILITIES CONTINUE TO EXPAND DISTRIBUTION CHANNEL FOR PRIVATE WEALTH CLIENTS PURSUE ACCRETIVE TRANSACTIONS TO COMPLEMENT OUR PLATFORM

StepStone's Growth Drivers

STEPSTONE inside private markets

AUM | AUA

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$65B **27%** growth from prior year • Over **$11B** of new capital additions in fiscal 2021 • Total undeployed fee-earning capital of **$14.0B**	$15B **19%** growth from prior year • A total of ~**$2B** raised in focused commingled funds in fiscal 2021 • Final closings on StepStone Real Estate Partners IV ("SREP IV") (**$1.4B total fund size**) • SCL program (**$1.0B total program size**) raised capital in first and second vintages • Subsequent closes held on growth equity, private debt, and private wealth programs as well	$340B • Net client activity increased AUA by **$111B** in fiscal 2021 • **~$7B** from advisory accounts for which we have discretion

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$41B **+30%** from prior year	$11B **+13%** from prior year

Note: As of March 31, 2021. Amounts may not sum to total due to rounding.

STEPSTONE GROUP 10

11STEPSTONE GROUP 12.9 16.2 19.9 24.5 1.0 3.0 3.5 4.4 4.6 8.4 11.4 12.6 3.8 4.6 6.3 10.5 $22.3 $32.2 $41.2 $52.0 FY'18 FY'19 FY'20 FY'21 Private debt Infrastructure Real estate Private equity 16.5 24.2 31.1 40.65.8 8.0 10.1 11.4 $22.3 $32.2 $41.2 $52.0 FY'18 FY'19 FY'20 FY'21 Focused commingled funds Separately managed accounts Total AUM FEE-EARNING AUM BY ASSET CLASS ($B) FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B) % SMAs 74% 75% 76% 78% % Commingled 26% 25% 24% 22% % PE 58% 50% 48% 47% % RE/INFRA/PD 42% 50% 52% 53% 40 866753 Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt 22.3 32.2 41.2 52.0 12.4 12.3 14.4 14.0 $34.7 $44.5 $55.6 $66.0 FY'18 FY'19 FY'20 FY'21 FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B) FEAUM Undeployed fee-earning capital Fee-earning AUM Evolution 35% clients with exposure to more than one asset class FEAUM Growth SMAs +30% from prior year Commingled +13% from prior year

12STEPSTONE GROUP Trend in Management and Advisory Fees MANAGEMENT FEES ($M) 52 86 107 136 49 59 79 97 $100 $145 $187 FY'18 FY'19 FY'20 FY'21 Focused commingled funds Separately managed accounts Blended mgmt. fee rates: Overall 0.56% 0.53% 0.51% 0.52% By Type: SMAs 0.42% 0.41% 0.39% 0.39% Commingled 0.83% 0.87% 0.89% 0.90% By Asset Class: PE 0.66% 0.63% 0.66% 0.62% RE / INFRA / PD 0.46% 0.41% 0.37% 0.42% ADVISORY FEES ($M) $40 $45 $48 $52 FY'18 FY'19 FY'20 FY'21 AUA ($B) $115 $213 $229 $3402 72% 82%80%76% 28% 18%20%24% Acquisition of Courtland Partners added ~$90B of AUA Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt 1 Excludes fund reimbursement revenues. 2 An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation. % of mgmt. & advisory fees1 % of mgmt. & advisory fees1 $233

FINANCIAL UPDATE

Financial Highlights

- FEAUM growth of 26% drove fee revenue increases of 19% for the quarter and 21% for the year
- Fee-Related Earnings increased 38% for the quarter and 45% for the year, primarily driven by fee revenue growth and lower travel-related expenses
- Adjusted Net Income per share increased 178% for the quarter and 71% for the year
- F4Q'21 results include $0.8 million in revenue, FRE, and pre-tax ANI from retroactive fees related to the close of STGF III. F4Q'20 results include $3.8 million of revenue and $3.7 million in FRE and pre-tax ANI from retroactive fees related to the close of SSOF IV. Fiscal 2021 includes $9.0 million of revenue, $8.5 million of FRE, and $4.4 million of pre-tax ANI primarily related to retroactive fees for the final close of SREP IV.

FINANCIAL HIGHLIGHTS

	Three Months Ended March 31			Year Ended March 31		
($M, unless otherwise mentioned)	2021	2020	% Δ YTY	2021	2020	% Δ YTY
AUM ($B)	$ 86.4	$ 67.2	29%			
FEAUM ($B)	52.0	41.2	26%			
Undeployed Fee-Earning capital ($B)[1]	14.0	14.4	-3%			
Management & Advisory Fees, net	$ 76.2	$ 64.2	19%	$ 285.5	$ 235.2	21%
Fee-Related Earnings[2]	21.0	15.2	38%	89.5	61.6	45%
Fee-Related Earnings Margin[3]	28%	24%		31%	26%	
Gross Realized Performance Fees[4]	25.1	3.4	633%	73.1	50.4	45%
Pre-tax Adjusted Net Income ("ANI")	29.2	11.3	159%	110.3	66.9	65%
Adjusted Net Income Per Share[5]	$ 0.25	$ 0.09	178%	$ 0.87	$ 0.51	71%
Adjusted Revenues	101.3	67.6	50%	358.6	285.6	26%

[1] Undeployed fee-earning capital is defined as capital not yet invested on which StepStone will earn fees once the capital is deployed or activated.
[2] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; fiscal 2021: $4.7m, fiscal 2020: $0.8m.
[5] Reflects a 22.6% blended statutory rate applied to Pre-tax Adjusted Net Income for fiscal 2021, and 98.7 and 98.4 million adjusted shares outstanding for F4Q'21 and fiscal 2021, respectively. Reflects a 25.0% blended statutory rate, and 98.0 million adjusted shares outstanding for F4Q'20 and fiscal 2020. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 14

15STEPSTONE GROUP MGMT. & ADVISORY FEES ($M) ADJUSTED REVENUES ($M) $50 $73 $34 $73 $0 $20 $40 $60 $80 Mar-20 Mar-21 Mar-18 Mar-21 Year Long-Term Growth +45% $286 $359 $175 $359 $0 $100 $200 $300 $400 Mar-20 Mar-21 Mar-18 Mar-21 Year Long-Term Growth $235 $285 $141 $285 $0 $100 $200 $300 Mar-20 Mar-21 Mar-18 Mar-21 Year Long-Term Growth Adjusted Revenues • FEAUM growth and client advisory activity drove revenue growth of 21% YTD and by a compound annual growth rate (“CAGR”) of 27% over the past three fiscal years • Advisory fees increased 9% for the full year and increased by a compound annual growth rate of 9% over the past three fiscal years • Full year management fees increased 25% driven by strong FEAUM growth – SMA and Commingled Funds fees increased by 27% and 22%, respectively • Management fees increased by a compound annual growth rate of 32% over the past three fiscal years, SMA and Commingled Funds fees increased by 38% and 26%, respectively • Full year gross realized performance fees were up $23 million due to higher realization activity • Gross realized performance fees were up $39 million as compared with three fiscal years ago • Adjusted revenues increased 26% for the year driven by higher management and advisory fees and higher realized performance fees • Adjusted revenues grew by a compound annual growth rate of 27% over the past three fiscal years +21% CAGR: +27% CAGR: +29% +26% CAGR: +27% GROSS REALIZED PERFORMANCE FEES ($M)

16STEPSTONE GROUP ADJUSTED NET INCOME($M) FEE-RELATED EARNINGS ($M) $62 $89 $24 $89 $0 $20 $40 $60 $80 $100 Mar-20 Mar-21 Mar-18 Mar-21 Year Long-Term Growth $50 $85 $35 $85 $0 $25 $50 $75 $100 Mar-20 Mar-21 Mar-18 Mar-21 Year Long-Term Growth Profitability • FEAUM growth, client advisory activity and favorable expense environment driving FRE growth and margin improvement • FRE increased 45% for the year and by a compound annual growth rate of 55% over the past three fiscal years • Full year FRE margins increased to 31% as compared with 26% in the prior year and 17% three fiscal years ago • Adjusted net income increased 70% for the year driven by higher FRE and higher net realized performance fees • Adjusted net income grew by a compound annual growth rate of 35% over the past three fiscal years FRE Margin % 26% 31% 17% 31% +45% CAGR: +55% +70% CAGR: +35%

17STEPSTONE GROUP $53 $50 $58 $63 $74 $0 $10 $20 $30 $40 $50 $60 $70 $80 4Q FY'20 1Q FY'21 2Q FY'21 3Q FY'21 4Q FY'21 $461 $329 $486 $637 $897 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 4Q FY'20 1Q FY'21 2Q FY'21 3Q FY'21 4Q FY'21 Accrued Carry and Fund Investments • Gross accrued carried interest of $897 million, an increase of 95% from March 31, 2020 driven by increases in the unrealized gains of the underlying portfolios (note: valuations reported on a one quarter lag) • ~130 carry programs are currently active: – Co-investment and Direct portfolio: nearly $15 billion invested, 300+ investments, 170+ unique GPs – Secondary portfolio: over $7 billion committed, 160+ transactions with nearly 300 underlying funds and structures • The value of investments held by the firm increased to $74 million, an increase of 39% from March 31, 2020 • Unfunded commitments were approximately $61 million as of March 31, 2021 +95% +39% ACCRUED CARRY ($M) INVESTMENTS ($M)

18STEPSTONE GROUP Unrealized Carry • Gross accrued carried interest of $897 million, net accrued carry of $446 million as of March 31, 2021 • Over $43 billion in performance fee-eligible capital as of March 31, 2021 • 64% or $575 million of gross accrued carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • ~130 programs with carry or incentive fee structures, with approximately 90 programs in accrued carried interest positions as of March 31, 2021 2012 & Prior 15% 2013 1% 2014 22% 2015 19% Post 2015 43% 57% from 2015 or prior vintages NET UNREALIZED CARRY AS OF 3/31/2021 BY VINTAGE Private Equity 95% Infrastructure 2% Real Estate 3% NET UNREALIZED CARRY AS OF 3/31/2021 BY TYPE

APPENDIX

Consolidated Balance Sheets

($ in thousands)	Mar '20	Dec '20	Mar '21
Assets			
Cash and cash equivalents	$ 89,939	$ 185,020	$ 179,886
Restricted cash	-	3,971	3,977
Fees and accounts receivable	25,121	27,640	32,096
Due from affiliates	9,690	5,388	7,474
Investments:			
Investments in funds	53,386	63,449	74,379
Accrued carried interest allocations	460,837	636,887	896,523
Deferred income tax assets	732	35,658	89,439
Other assets and receivables	25,502	23,692	24,715
Intangibles, net	8,830	6,326	5,491
Goodwill	6,792	6,792	6,792
Total assets	**$ 680,829**	**$ 994,823**	**$ 1,320,772**
Liabilities and stockholders' equity / partners' capital			
Accounts payable, accrued expenses and other liabilities	$ 36,222	$ 42,030	$ 47,723
Accrued compensation and benefits	23,185	42,497	34,224
Accrued carried interest-related compensation	237,737	320,942	465,610
Due to affiliates	3,574	55,217	113,522
Debt obligations	143,144	-	-
Total liabilities	**443,862**	**460,686**	**661,079**
Stockholders' equity / partners' capital	216,051	146,149	249,253
Accumulated other comprehensive income	178	53	155
Non-controlling interests in subsidiaries	20,738	25,133	25,885
Non-controlling interests in the Partnership	-	362,802	384,400
Total stockholders' equity / partners' capital	**236,967**	**534,137**	**659,693**
Total liabilities and stockholders' equity / partners' capital	**$ 680,829**	**$ 994,823**	**$ 1,320,772**

STEPSTONE GROUP 20

Non-GAAP Financial Results

($ in thousands, unless otherwise mentioned)	Quarter Mar '20	Quarter Mar '21	Quarter % Fav / Unfav	Full Year Mar '20	Full Year Mar '21	Full Year % Fav / Unfav
Management and advisory fees, net	$ 64,179	$ 76,217	19%	$ 235,205	$ 285,462	21%
Less:						
Cash-based compensation	35,947	43,265	-20%	130,730	157,123	-20%
Equity-based compensation[1]	-	51	na	-	51	na
General, administrative and other[2]	14,378	13,998	3%	52,363	48,485	7%
Plus:						
Amortization of intangibles	999	834	-17%	5,028	3,339	-34%
Non-core items[3]	372	1,305	251%	4,419	6,342	44%
Fee-related earnings[2]	**15,225**	**21,042**	**38%**	**61,559**	**89,484**	**45%**
Plus:						
Realized carried interest allocations	2,637	24,696	837%	46,177	62,953	36%
Incentive fees	784	376	-52%	3,410	5,474	61%
Deferred incentive fees	-	-	na	799	4,700	488%
Realized investment income	912	1,329	46%	4,053	5,341	32%
Interest income	297	71	-76%	1,436	413	-71%
Write-off of unamortized deferred financing costs	-	-	na	-	3,526	na
Other income (loss)[2]	(997)	(1,041)	-4%	(1,355)	220	116%
Less:						
Realized performance fee-related compensation	2,376	12,580	-429%	26,958	30,532	-13%
Interest expense	2,464	7	100%	10,211	7,360	28%
Income attributable to non-controlling interests in subsidiaries[4]	2,716	4,655	-71%	12,052	23,952	-99%
Pre-tax adjusted net income	**11,302**	**29,231**	**159%**	**66,858**	**110,267**	**65%**
Less: Income taxes[5]	2,826	4,605	-63%	16,715	24,865	-49%
Adjusted net income	**$ 8,476**	**$ 24,626**	**191%**	**$ 50,143**	**$ 85,402**	**70%**
ANI per share	**$ 0.09**	**$ 0.25**	**178%**	**$ 0.51**	**$ 0.87**	**71%**

[1] Reflects equity-based compensation for awards granted subsequent to the IPO.

[2] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

[3] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($1.4 million in fiscal 2020), transaction costs ($0.1 million for the three months ended March 31, 2020, and $0.4 million and $1.2 million in fiscal 2021 and fiscal 2020, respectively), severance costs ($0.1 million for the three months ended March 31, 2021 and 2020, and $4.2 million and $1.0 million in fiscal 2021 and fiscal 2020, respectively), loss on change in fair value for contingent consideration obligation ($1.2 million for the three months ended March 31, 2021 and $1.6 million in fiscal 2021) and other non-core operating income and expenses.

[4] Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.4 million and $0.5 million for the three months ended March 31, 2021 and 2020, respectively, and $(0.1) million and $0.8 million in fiscal 2021 and fiscal 2020, respectively) and non-controlling interest portion of loss on change in fair value for contingent consideration obligation ($0.5 million for the three months ended March 31, 2021 and $0.7 million in fiscal 2021).

[5] Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for fiscal 2021. The 22.6% rate for fiscal 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. The three months ended March 31, 2021, reflects a true-up to adjust fiscal 2021 to a blended statutory rate of 22.6%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to all prior periods presented for comparability purposes. The decline in the blended statutory rate was primarily attributable to updates in our state apportionment based on our most recently filed tax returns and is our best estimate of our blended statutory tax rate moving forward.

21

FEAUM Overview

($B, unless noted)	4Q FY'21	4Q FY'20	Fav / Unfav Change $	%
SMAs				
Beginning balance	$ 35.4	$ 29.6	$ 5.7	19%
Contributions	5.1	2.7	2.3	87%
Distributions	(0.2)	(1.0)	0.8	75%
Market value, FX and other	0.4	(0.2)	0.6	254%
Ending balance	$ 40.6	$ 31.1	$ 9.5	30%
Management fees ($M)	$ 40.8	$ 29.0	$ 11.8	41%
Average fee rate[1]	0.39%	0.39%	0.00%	1%
Commingled Funds				
Beginning balance	$ 11.3	$ 9.7	$ 1.5	16%
Contributions	0.4	0.6	(0.2)	-39%
Distributions	(0.1)	(0.2)	0.1	62%
Market value, FX and other	(0.1)	(0.0)	(0.1)	-148%
Ending balance	$ 11.4	$ 10.1	$ 1.3	13%
Management fees ($M)	$ 23.0	$ 22.5	$ 0.5	2%
Average fee rate[1]	0.90%	0.89%	0.02%	2%
Total				
Beginning balance	$ 46.6	$ 39.4	$ 7.3	18%
Contributions	5.4	3.3	2.1	64%
Distributions	(0.3)	(1.2)	0.9	74%
Market value, FX and other	0.3	(0.3)	0.6	192%
Ending balance	$ 52.0	$ 41.2	$ 10.8	26%
Management fees ($M)	$ 63.7	$ 51.5	$ 12.3	24%
Average fee rate[1]	0.52%	0.51%	0.00%	1%

Walk from AUM to FEAUM	$B
Total AUM as of 3/31/21	$ 86.4
Less: Non-Fee Earning AUM	(9.5)
Less: Market appreciation included in AUM	(10.9)
Less: Undeployed Fee-Earning Capital (capital not yet invested on which we will earn fees once capital is deployed)	(14.0)
Fee-Earning AUM as of 3/31/21	**$ 52.0**

- For the quarter, our FEAUM increased by approximately 12% to $52.0 billion
- Activated/Deployed approximately $4.5 billion of capital from our existing undeployed fee-earning capital during the quarter as well

Note: Amounts may not sum to total due to rounding.
[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented.

STEPSTONE GROUP 22

Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$65B AUM **and** **$41B** FEAUM **(78% of total)**	**$15B** AUM **and** **$11B** FEAUM **(22% of total)**	**$340B** AUA **and** **$7B** AUM	Provided portfolio analytics and reporting on over **$470B** of client commitments

Note: As of March 31, 2021. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 23

Comprehensive, Full Service Model

200+
bespoke SMA accounts and focused commingled funds

38%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

PRIVATE EQUITY

$43B[1]	$25B	$170B
AUM	FEAUM	AUA

85 Investment professionals

REAL ESTATE

$9B[1]	$4B	$125B
AUM	FEAUM	AUA

42 Investment professionals

INFRASTRUCTURE

$18B[1]	$13B	$32B
AUM	FEAUM	AUA

47 Investment professionals

PRIVATE DEBT

$17B[1]	$10B	$13B
AUM	FEAUM	AUA

29 Investment professionals

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES



Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of March 31, 2021. AUM/AUA reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.
[1] Allocation of AUM by asset class is presented by underlying investment asset classification.
[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 24

25STEPSTONE GROUP As of March 31, 2021 Total AUM: $86B Infrastructure $18B / 20% Private Equity $43B / 50% Private Debt $17B / 20% Real Estate $9B / 10% BY AUM1 Total AUA: $340B Private Debt $13B / 4% Infrastructure $32B / 10% Real Estate $125B / 37% BY AUA 50% ($215B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $170B / 49% Investment Expertise Across All Private Markets Asset Classes

26STEPSTONE GROUP Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 33. $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $0 $10 $20 $30 $40 $50 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 3Q FY21 4Q FY21 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $0 $10 $20 $30 $40 $50 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 3Q FY21 4Q FY21 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

27STEPSTONE GROUP ($ in thousands) Mar '20 Mar '21 % o % Fav / Unfav Mar '20 Mar '21 % o % Fav / Unfav Focused commingled funds 22,485$ # 22,982$ # 2% 79,402$ # 97,223$ # 22% SMAs 28,965 # 40,754 # 41% 107,286 # 135,784 # 27% Advisory and other services 12,612 # 12,310 # -2% 47,848 # 52,217 # 9% Fund reimbursement revenues 117 # 171 # 46% 669 # 238 # -64% Total management and advisory fees, net $ 64,179 # $ 76,217 # 19% $ 235,205 # $ 285,462 # 21% Quarter Full Year Revenues - Management and Advisory Fees, Net Focused commingled funds 34% SMAs 48% Advisory and other services 18% FULL YEAR MAR ‘20 FULL YEAR MAR ‘21 Focused commingled funds 34% SMAs 46% Advisory and other services 20%

28STEPSTONE GROUP 30% 9% 61% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of March 31, 2021 1 Represents more than 4x the number of separate mandates and commitments to commingled funds. 2 Includes ~34% of management and advisory fee contribution from focused commingled funds. 58%24% 8% 10% > 7 years 3-7 years 1-3 years < 1 year 28% 26% 20% 23% 3% North America Asia/Australia Middle East Europe Central and South America 41% 16% 16% 11% 6% 6% 4% Pension Funds Private Wealth/ Defined Contribution Plans Insurance Companies Sovereign Wealth Funds Corporations Family Offices BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE inside private markets

PRIVATE EQUITY

- Total AUM: $43B
  - SMA AUM: $33B
  - FCF AUM: $9B
- Advisory AUA: $170B
- $23B Approved in 2020

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	16.9%	1.5x
SECONDARIES	19.3%	1.5x
CO-INVESTMENTS	22.4%	1.7x

REAL ESTATE

- Total AUM: $9B
  - SMA AUM: $3B
  - FCF AUM: $3B
  - Advisory AUM:$3B
- Advisory AUA: $125B
- $11B Approved in 2020

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	8.0%	1.4x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	8.9%	1.3x
REAL ESTATE DEBT FUND INVESTMENTS	5.3%	1.1x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	16.0%	1.3x

INFRASTRUCTURE

- Total AUM: $18B
  - SMA AUM: $18B
  - FCF AUM: --
- Advisory AUA: $32B
- $11B Approved in 2020

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	8.7%
SECONDARIES	13.9%
CO-INVESTMENTS [7]	8.0%

PRIVATE DEBT

- Total AUM: $17B
  - SMA AUM: $11B
  - FCF AUM: $2B
  - Advisory AUM: $4B
- Advisory AUA: $13B
- $10B Approved in 2020

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS) [9]	6.5%
DISTRESSED DEBT (GROSS) [9]	8.6%
OTHER (GROSS)[9,10]	8.8%
PRIVATE DEBT GROSS TRACK RECORD [9]	7.5%
PRIVATE DEBT NET TRACK RECORD	6.8%

Note: Approvals are LTM as of December 31, 2020. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of March 31, 2021. Reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.

Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 29

30STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 34 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. For investment returns where NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,088 investments totaling $102.9 billion of capital commitments and excludes (i) 2 advisory co-investments and 115 client-directed investments, totaling $100.0 million and $10.3 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 383 investments totaling $57.0 billion of capital commitments and excludes (i) 32 client-directed investments, totaling $3.9 billion of capital commitments, (ii) 3 secondary core/core+ investments, totaling $170.2 million, and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 129 investments totaling $24.1 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 9 client-directed investments, totaling $501.9 million and $636.6 million, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 499 investments totaling $23.4 billion of capital commitments and excludes (i) 22 client-directed investments, totaling $1.4 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly net asset value for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Reconciliation of GAAP to ANI and FRE

($ in thousands)	Quarter Mar '20	Quarter Mar '21	Full Year Mar '20	Full Year Mar '21
Income before income tax	$ 51,463	$ 162,866	$ 148,740	$ 337,849
Net income attributable to non-controlling interests in subsidiaries[1]	(2,716)	(4,655)	(12,052)	(23,952)
Unrealized carried interest allocation revenue	(76,345)	(257,777)	(161,819)	(433,827)
Unrealized performance fee-related compensation	39,149	132,021	82,701	215,508
Unrealized investment income	(2,103)	(8,570)	(2,873)	(11,066)
Deferred incentive fees	-	-	799	4,700
Equity-based compensation[2]	483	3,207	1,915	7,848
Amortization of intangibles	999	834	5,028	3,339
Write-off of unamortized deferred financing costs	-	-	-	3,526
Non-core items[3]	372	1,305	4,419	6,342
Pre-tax adjusted net income	**11,302**	**29,231**	**66,858**	**110,267**
Income taxes[4]	(2,826)	(4,605)	(16,715)	(24,865)
Adjusted net income	**8,476**	**24,626**	**50,143**	**85,402**
Income taxes[4]	2,826	4,605	16,715	24,865
Realized carried interest allocation revenue	(2,637)	(24,696)	(46,177)	(62,953)
Realized performance fee-related compensation	2,376	12,580	26,958	30,532
Realized investment income	(912)	(1,329)	(4,053)	(5,341)
Incentive fees	(784)	(376)	(3,410)	(5,474)
Deferred incentive fees	-	-	(799)	(4,700)
Interest income	(297)	(71)	(1,436)	(413)
Interest expense	2,464	7	10,211	7,360
Other (income) loss[5]	997	1,041	1,355	(220)
Write-off of unamortized deferred financing costs	-	-	-	(3,526)
Net income attributable to non-controlling interests in subsidiaries[1]	2,716	4,655	12,052	23,952
Fee-related earnings	**$ 15,225**	**$ 21,042**	**$ 61,559**	**$ 89,484**
Total revenues	**$ 143,945**	**$ 359,066**	**$ 446,611**	**$ 787,716**
Unrealized carried interest allocations	(76,345)	(257,777)	(161,819)	(433,827)
Deferred incentive fees	-	-	799	4,700
Adjusted revenues	**$ 67,600**	**$ 101,289**	**$ 285,591**	**$ 358,589**

[1] Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.4 million and $0.5 million for the three months ended March 31, 2021 and 2020, respectively, and $(0.1) million and $0.8 million in fiscal 2021 and fiscal 2020, respectively) and non-controlling interest portion of loss on change in fair value for contingent consideration obligation ($0.5 million for the three months ended March 31, 2021 and $0.7 million in fiscal 2021).

[2] Reflects equity-based compensation for awards granted prior to and in connection with the IPO.

[3] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($1.4 million in fiscal 2020), transaction costs ($0.1 million for the three months ended March 31, 2020, and $0.4 million and $1.2 million in fiscal 2021 and fiscal 2020, respectively), severance costs ($0.1 million for the three months ended March 31, 2021 and 2020, and $4.2 million and $1.0 million in fiscal 2021 and fiscal 2020, respectively), loss on change in fair value for contingent consideration obligation ($1.2 million for the three months ended March 31, 2021 and $1.6 million in fiscal 2021) and other non-core operating income and expenses.

[4] Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for fiscal 2021. The 22.6% rate for fiscal 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. The three months ended March 31, 2021, reflects a true-up to adjust fiscal 2021 to a blended statutory rate of 22.6%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to all prior periods presented for comparability purposes. The decline in the blended statutory rate was primarily attributable to updates in our state apportionment based on our most recently filed tax returns and is our best estimate of our blended statutory tax rate moving forward.

[5] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

31

32STEPSTONE GROUP Reconciliation of Adjusted Net Income Per Share 1 Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for all periods presented prior to the Reorganization and IPO date assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes. 2 Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the exchange agreement. ($ in thousands, except share and per share amounts) Mar '20 Mar '21 Mar '20 Mar '21 Adjusted net income 8,476$ 24,626$ 50,143$ 85,402$ Weighted-average shares of Class A common stock outstanding – Basic(1) 29,237,500 30,157,500 29,237,500 29,657,805 Assumed vesting of RSUs(1) 745,347 1,361,294 745,347 1,151,579 Assumed vesting and exchange of Class B2 units(1) 2,411,318 2,485,275 2,411,318 2,465,420 Exchange of Class B units in the Partnership(1)(2) 65,578,831 64,658,831 65,578,831 65,158,526 Adjusted shares(1) 97,972,996 98,662,900 97,972,996 98,433,330 Adjusted net income per share 0.09$ 0.25$ 0.51$ 0.87$ Quarter Full Year

Reconciliation of Gross and Net Realized Performance Fees

($ in millions)

	Quarter											
	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21	3Q FY21	4Q FY21
Realized carried interest revenue	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7
Incentive fees	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4
Deferred incentive fees	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-
Gross realized performance fees	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.0
Realized performance fee-related compensation	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)
Net realized performance fees	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5

	Last Twelve Months											
	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21	3Q FY21	4Q FY21
Realized carried interest revenue	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 62.9
Incentive fees	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5
Deferred incentive fees	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7
Gross realized performance fees	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1
Realized performance fee-related compensation	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.3)	(30.5)
Net realized performance fees	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6

Note: Amounts may not sum to total due to rounding.

STEPSTONE GROUP 33

34STEPSTONE GROUP Definitions • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of March 31, 2021 reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of March 31, 2021 reflects final data for the prior period (December 31, 2020), adjusted for net new client account activity through March 31, 2021. NAV data for underlying investments is as of December 31, 2020, as reported by underlying managers up to 130 days following December 31, 2020. When NAV data is not available by 130 days following December 31, 2020, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the current period.

35STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active, and as this capital is invested or activated, will generate management fee revenue. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion.

36STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of December 31, 2020 (except as noted otherwise on pages 29 and 30), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and StepStone. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of March 31, 2021. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs).

37STEPSTONE GROUP Disclosure Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus filed with the SEC on March 19, 2021 and annual report on Form 10-K to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 31-33 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.